EXHIBIT 99
Restaurant Brands International Inc. Reports First Quarter 2022 Results
First quarter system-wide sales grow 14%, up nearly $1 billion year-over year
Global comparable sales growth of 8% driven by over 10% at Tim Hortons Canada and over 20% at Burger King International
Home market digital sales reach their highest levels ever as a percentage of system-wide sales
Record number of first quarter restaurant openings, led by multi-brand international growth and Popeyes in the US
Over $400 million of capital returned to shareholders in Q1 through dividends and share buybacks

Toronto, May 3, 2022 - Restaurant Brands International Inc. (TSX: QSR) (NYSE: QSR) (TSX: QSP) today reported financial results for the first quarter ended March 31, 2022.

José Cil, Chief Executive Officer of Restaurant Brands International Inc. (“RBI”) commented, “Our first quarter results reflect the hard work of our great franchisees, team members, and employees with important milestones including a strong resurgence in comparable sales, record first quarter new restaurant openings, and the highest level of digital engagement we have seen from guests across our home markets. This progress allowed us to continue investing behind our key priorities, while also returning over $400 million to shareholders between dividends and share repurchases.”

“Tim Hortons Canada and Burger King International had standout sales performances, both with double digit comparable sales growth during the first quarter, while Burger King U.S. continued to lay the foundation to return to long term, sustainable growth. In addition, our strong start to the year in new restaurant openings and the progress we’ve made in ramping our global development capabilities at Tim Hortons and Popeyes gives us confidence that we are on track to accelerate unit growth in 2022.”

Cil continued, “With home market digital sales reaching their highest levels ever, we’re pleased with the investments we’ve made to allow our guests to engage with our brands in more convenient and personal ways – whether it’s at the front counter, in the drive-thru, or ahead of time through mobile ordering. We believe we’re well positioned to continue our momentum from the first quarter, with experienced leaders guiding our brands and collaborating with our amazing franchisee networks to grow all four of our brands over the long-term.” concluded Cil.

Consolidated Operational Highlights	Three Months Ended March 31,
	2022	2021
	(Unaudited)
System-wide Sales Growth
TH	12.9%	(4.9)%
BK	16.5%	1.8%
PLK	4.1%	7.0%
Consolidated (a)	13.7%	1.4%
FHS (b)	7.4%	27.0%
System-wide Sales (in US$ millions)
TH	$1,556	$1,379
BK	$5,818	$5,173
PLK	$1,383	$1,344
FHS	$272	$—
Consolidated (a)	$9,029	$7,896
FHS (b)	$—	$254
Net Restaurant Growth
TH	6.7%	1.3%
BK	3.1%	(0.8)%
PLK	7.9%	4.8%
Consolidated (a)	4.4%	0.2%
FHS (b)	1.8%	1.7%
System Restaurant Count at Period End
TH	5,320	4,987
BK	19,266	18,691
PLK	3,771	3,495
FHS	1,219	—
Consolidated	29,576	27,173
FHS (b)	—	1,198
Comparable Sales
TH	8.4%	(2.3)%
BK	10.3%	0.7%
PLK	(3.0)%	1.5%
FHS (b)	4.2%	24.2%

(a) Consolidated system-wide sales growth and consolidated net restaurant growth do not include the results of Firehouse Subs for all of the periods presented. Consolidated system-wide sales do not include the results of Firehouse Subs for 2021.
(b) 2021 Firehouse Subs figures are shown for informational purposes only, consistent with its fiscal calendar.

Note: System-wide sales growth and comparable sales are calculated on a constant currency basis and include sales at franchise restaurants and company-owned restaurants. System-wide sales are driven by sales at franchise restaurants, as approximately 100% of current restaurants are franchised. We do not record franchise sales as revenues; however, our royalty revenues and advertising fund contributions are calculated based on a percentage of franchise sales. Additionally, if a restaurant is closed for a significant portion of a month, the restaurant is excluded from the monthly comparable sales calculation.

Consolidated Financial Highlights

	Three Months Ended March 31,
(in US$ millions, except per share data)	2022	2021
	(Unaudited)
Total Revenues	$1,451	$1,260
Net Income	$270	$271
Diluted Earnings per Share	$0.59	$0.58

TH Adjusted EBITDA(1)	$231	$207
BK Adjusted EBITDA(1)	$229	$217
PLK Adjusted EBITDA(1)	$56	$56
FHS Adjusted EBITDA(1)	$14	$—
Adjusted EBITDA(2)	$530	$480

Adjusted Net Income(2)	$295	$257
Adjusted Diluted Earnings per Share(2)	$0.64	$0.55

	Three Months Ended March 31,
	2022	2021
	(Unaudited)
Net cash provided by operating activities	$234	$266
Net cash (used for) provided by investing activities	$1	$(7)
Net cash (used for) provided by financing activities	$(426)	$(261)

LTM Free Cash Flow(2)	$1,593	$938
Net Debt	$12,581	$11,401
Net Leverage(2)	5.5x	6.0x

(1)TH Adjusted EBITDA, BK Adjusted EBITDA, PLK Adjusted EBITDA and FHS Adjusted EBITDA are our measures of segment profitability.
(2)Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings per Share, LTM Free Cash Flow, and Net Leverage are non-GAAP financial measures. Please refer to "Non-GAAP Financial Measures" for further detail.

Commencing upon the acquisition of Firehouse Subs in December 2021, we have four operating segments: Tim Hortons (TH), Burger King (BK), Popeyes Louisiana Kitchen (PLK) and Firehouse Subs (FHS). Our financial results and operational highlights are disclosed based on these segments each quarter.
The year-over-year increase in Total Revenues on an as reported and on an organic basis was primarily driven by an increase in system-wide sales at Tim Hortons, Burger King and Popeyes. On an as reported basis the increase was also driven by the inclusion of Firehouse Subs. This increase in Total Revenues was partially offset by unfavorable FX movements on an as reported basis.

The decrease in Net Income for the first quarter was primarily driven by an unfavorable change from other operating expenses (income) net, an unfavorable change from the impact of equity method investments, an increase in income tax expense and an increase in interest expense, partially offset by increases in segment income in our TH and BK segments and the inclusion of FHS segment income.

The year-over-year increase in Adjusted EBITDA on an as reported and on an organic basis was primarily driven by increases in TH and BK Adjusted EBITDA. On an as reported basis the increase was also driven by the inclusion of FHS Adjusted EBITDA partially offset by unfavorable FX movements.
The year-over-year increase in Adjusted Net Income was primarily driven by increases in Adjusted EBITDA in our TH and BK brands and the inclusion of FHS Adjusted EBITDA, partially offset by an increase in adjusted income tax expense.

COVID-19

The global crisis resulting from the spread of coronavirus (“COVID-19”) impacted our global restaurant operations for the three months ended March 31, 2022 and 2021, though in 2022 the impact was more modest than in the prior year.

During the three months ended March 31, 2022 and 2021, substantially all restaurants remained open, some with limited operations, such as drive-thru, takeout and delivery (where applicable), reduced, if any, dine-in capacity, and/or restrictions on hours of operation. Certain markets periodically required temporary closures while implementing government mandated lockdown orders. For example, while most regions have eased restrictions, increases in cases and new variants at the beginning of 2022 caused certain markets to re-impose temporary restrictions as a result of government mandates. We expect local conditions to continue to dictate limitations on restaurant operations, capacity, and hours of operation.

During the three months ended March 31, 2022, COVID-19 contributed to labor challenges, which in some regions resulted in reduced operating hours and service modes at select restaurants as well as supply chain pressures.

With the pandemic affecting consumer behavior, the importance of digital sales, including delivery, has grown. We expect to continue to support enhancements of our digital and marketing capabilities.

War in Ukraine

We entered into a master franchise joint venture arrangement in Russia ten years ago, similar to our approach in a number of other global markets. We own a minority stake (15%) in the joint venture and none of the other owners have a majority share. During the first quarter, we shared a number of actions that we have taken to date as a result of the tragic events related to Russia's military invasion of Ukraine. We suspended all corporate support for the Russian market, including operations, marketing, and supply chain support in addition to refusing approvals for new investment and expansion.

The impact on our consolidated results are measurable, but not material. Burger King is our only brand with restaurants in Russia, and in 2021, these restaurants represented 2.0% of total system-wide sales, 2.9% of total restaurant count excluding Firehouse Subs, 4.5% of total net restaurant growth, 0.6% of total revenue, and 1.7% of Consolidated Adjusted EBITDA. While we currently include Russia within reported KPIs, we do not expect to recognize any profits in 2022. During the first quarter, these Russian restaurants had an estimated 2.6% or $12 million negative impact on our year-over-year organic adjusted EBITDA growth.

Reclassification of Technology Revenues and Expenses

This quarter we made a change to the way we report revenues and expenses related to technology initiatives to provide clarity and consistency across our brands and with our industry peers. We had previously included revenue from technology fees in Franchise and property revenues, while the associated technology expenses were included in General and administrative expenses. During the first quarter and going forward, revenue from technology fees will be reported in Advertising revenues and other services, while the associated technology expenses will be reported in Advertising expenses and other services.

Additionally, prior year amounts in the condensed consolidated statement of operations and accompanying BK segment results have been reclassified in order to be comparable with the current year classifications. These reclassifications did not arise as a result of any changes to accounting policies and relate entirely to presentation with no effect on previously reported net income and segment income. Refer to page 23 for the RBI consolidated and BK segment quarterly results for 2021 adjusted for these reclassifications.

TH Segment Results

	Three Months Ended March 31,
(in US$ millions)	2022	2021
	(Unaudited)
System-wide Sales Growth	12.9%	(4.9)%
System-wide Sales	$1,556	$1,379
Comparable Sales	8.4%	(2.3)%

Net Restaurant Growth	6.7%	1.3%
System Restaurant Count at Period End	5,320	4,987

Sales	$566	$473
Franchise and Property Revenues	$206	$190
Advertising Revenues and Other Services	$57	$47
Total Revenues	$829	$710

Cost of Sales	$453	$370
Franchise and Property Expenses	$81	$81
Advertising Expenses and Other Services	$67	$62
Segment G&A	$29	$24
Segment Depreciation and Amortization	$29	$31
Adjusted EBITDA(1)(3)	$231	$207

(3)TH Adjusted EBITDA includes $3 million of cash distributions received from equity method investments for the three months ended March 31, 2022 and 2021.

For the first quarter of 2022, the increase in system-wide sales was primarily driven by comparable sales of 8.4%, including Canada comparable sales of 10.1%, and net restaurant growth of 6.7%.

The year-over-year increase in Total Revenues on an as reported and on an organic basis was primarily driven by an increase in system-wide sales as well as increases in commodity prices and an increase in sales to retailers.

The year-over-year increase in Adjusted EBITDA on an as reported and on an organic basis was primarily driven by the increase in system-wide sales and by advertising expenses exceeding advertising revenues to a lesser extent than in the prior year period, partially offset by an increase in Segment G&A.

BK Segment Results

	Three Months Ended March 31,
(in US$ millions)	2022	2021
	(Unaudited)
System-wide Sales Growth	16.5%	1.8%
System-wide Sales	$5,818	$5,173
Comparable Sales	10.3%	0.7%

Net Restaurant Growth	3.1%	(0.8)%
System Restaurant Count at Period End	19,266	18,691

Sales	$16	$16
Franchise and Property Revenues	$318	$289
Advertising Revenues and Other Services	$109	$102
Total Revenues	$443	$407

Cost of Sales	$17	$16
Franchise and Property Expenses	$45	$33
Advertising Expenses and Other Services	$119	$118
Segment G&A	$45	$35
Segment Depreciation and Amortization	$12	$12
Adjusted EBITDA(1)	$229	$217

For the first quarter of 2022, the increase in system-wide sales was driven by comparable sales of 10.3%, including rest of the world comparable sales of 20.1% and relatively flat US comparable sales, and net restaurant growth of 3.1%.

The year-over-year change in Total Revenues on an as reported and on an organic basis was primarily driven by the increase in system-wide sales. This increase in Total Revenues was partially offset by unfavorable FX movements on an as reported basis.

The year-over-year change in Adjusted EBITDA on an as reported and on an organic basis was primarily driven by the increase in system-wide sales and by advertising expenses exceeding advertising revenues to a lesser extent than in the prior year period, partially offset by bad debt expense in the current year, primarily related to Russia, compared to bad debt recoveries in the prior year and an increase in Segment G&A. This increase in Adjusted EBITDA was partially offset by unfavorable FX movements on an as reported basis.

PLK Segment Results

	Three Months Ended March 31,
(in US$ millions)	2022	2021
	(Unaudited)
System-wide Sales Growth	4.1%	7.0%
System-wide Sales	$1,383	$1,344
Comparable Sales	(3.0)%	1.5%

Net Restaurant Growth	7.9%	4.8%
System Restaurant Count at Period End	3,771	3,495

Sales	$17	$18
Franchise and Property Revenues	$71	$69
Advertising Revenues and Other Services	$60	$56
Total Revenues	$148	$143

Cost of Sales	$16	$15
Franchise and Property Expenses	$2	$2
Advertising Expenses and Other Services	$61	$57
Segment G&A	$15	$14
Segment Depreciation and Amortization	$2	$2
Adjusted EBITDA(1)	$56	$56

For the first quarter of 2022, the increase in system-wide sales was driven by net restaurant growth of 7.9%, partially offset by a decrease in comparable sales of (3.0)%, including a decrease in US comparable sales of (4.6)%.

The year-over-year change in Total Revenues on an as reported and on an organic basis was primarily driven by the increase in system-wide sales.

Adjusted EBITDA on an as reported and on an organic basis was primarily driven by the increase in system-wide sales, offset by an increase in Segment G&A and a lower contribution from company restaurants.

FHS Segment Results

	Three Months Ended March 31,
(in US$ millions)	2022	2021
	(Unaudited)
System-wide Sales Growth (a)	7.4%	27.0%
System-wide Sales (a)	$272	$254
Comparable Sales (a)	4.2%	24.2%

Net Restaurant Growth (a)	1.8%	1.7%
System Restaurant Count at Period End (a)	1,219	1,198

Sales	$10	N/A
Franchise and Property Revenues	$20	N/A
Advertising Revenues and Other Services	$1	N/A
Total Revenues	$31	N/A

Cost of Sales	$8	N/A
Franchise and Property Expenses	$2	N/A
Segment G&A	$8	N/A
Adjusted EBITDA(1)	$14	N/A

(a) 2021 Firehouse Subs figures are shown for informational purposes only, consistent with its fiscal calendar.

For the first quarter of 2022, the increase in system-wide sales was driven by an increase in comparable sales of 4.2%, including US comparable sales of 4.5%, and net restaurant growth of 1.8%.

Cash and Liquidity

As of March 31, 2022, total debt was $13.5 billion, net debt (total debt less cash and cash equivalents of $0.9 billion) was $12.6 billion, and net leverage was 5.5x. During the first quarter we also repurchased 2.9 million RBI common shares for $161 million under our $1 billion share repurchase program and as of March 31, 2022 had $288 million remaining under the authorization.

The RBI Board of Directors has declared a dividend of $0.54 per common share and partnership exchangeable unit of Restaurant Brands International Limited Partnership for the second quarter of 2022. The dividend will be payable on July 6, 2022 to shareholders and unitholders of record at the close of business on June 22, 2022.

Investor Conference Call

We will host an investor conference call and webcast at 8:30 a.m. Eastern Time on Tuesday, May 3, 2022, to review financial results for the first quarter ended March 31, 2022. The earnings call will be broadcast live via our investor relations website at http://rbi.com/investors and a replay will be available for 30 days following the release. The dial-in number is (844) 200-6205 for U.S. callers, (833) 950-0062 for Canadian callers, and (929) 526- 1599 for callers from other countries. For all dial-in numbers please use the following access code: 016518.

The Company will also host a Tim Hortons Canada Investor Day on Tuesday, May 3, 2022, starting at 11:00 a.m. Eastern Time. The event will provide investors an opportunity to hear the Tim Hortons Canada leadership team discuss the brand’s business strategy and growth in detail. A live webcast of the investor day will be available on the Company’s investor relations website and will be available for 30 days following the event. The webcast can be accessed at THInvestorDay2022.can.chime.live.
For further information: Investors: investor@rbi.com; Media: media@rbi.com

About Restaurant Brands International Inc.

Restaurant Brands International Inc. is one of the world's largest quick service restaurant companies with over $35 billion in annual system-wide sales and over 29,000 restaurants in more than 100 countries. RBI owns four of the world’s most prominent and iconic quick service restaurant brands – TIM HORTONS®, BURGER KING®, POPEYES®, and FIREHOUSE SUBS®. These independently operated brands have been serving their respective guests, franchisees and communities for decades. Through its Restaurant Brands for Good framework, RBI is improving sustainable outcomes related to its food, the planet, and people and communities. To learn more about RBI, please visit the company’s website at www.rbi.com.

Forward-Looking Statements

This press release contains certain forward-looking statements and information, which reflect management's current beliefs and expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. These forward-looking statements include statements about our expectations regarding the effects and continued impact of the COVID-19 pandemic on our results of operations, business, liquidity, prospects and restaurant operations and those of our franchisees, including local conditions and government-imposed limitations and restrictions, our growth opportunities and ability to drive long-term, sustainable growth, our investments in digital and marketing initiatives and the impact of these initiatives on guest experience, and our discontinuation of operations in and financial results from Russia. The factors that could cause actual results to differ materially from RBI’s expectations are detailed in filings of RBI with the Securities and Exchange Commission and applicable Canadian securities regulatory authorities, such as its annual and quarterly reports and current reports on Form 8-K, and include the following: risks related to unforeseen events such as pandemics; risks related to supply chain; risks related to ownership and leasing of properties; risks related to our franchisees financial stability and their ability to access and maintain the liquidity necessary to operate their business; risks related to RBI’s ability to successfully implement its domestic and international growth strategy and risks related to its international operations; risks related to RBI’s ability to compete domestically and internationally in an intensely competitive industry; risks related to technology; risks related to the conflict between Russia and Ukraine, and changes in applicable tax and other laws and regulations or interpretations thereof. Other than as required under U.S. federal securities laws or Canadian securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, change in expectations or otherwise.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In millions of U.S. dollars, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenues:
Sales	$609	$507
Franchise and property revenues	615	548
Advertising revenues and other services	227	205
Total revenues	1,451	1,260
Operating costs and expenses:
Cost of sales	494	401
Franchise and property expenses	130	116
Advertising expenses and other services	247	237
General and administrative expenses	133	104
(Income) loss from equity method investments	13	2
Other operating expenses (income), net	(16)	(42)
Total operating costs and expenses	1,001	818
Income from operations	450	442
Interest expense, net	127	124
Income before income taxes	323	318
Income tax expense	53	47
Net income	270	271
Net income attributable to noncontrolling interests	87	92
Net income attributable to common shareholders	$183	$179
Earnings per common share
Basic	$0.59	$0.59
Diluted	$0.59	$0.58
Weighted average shares outstanding (in millions):
Basic	309	306
Diluted	458	465
Cash dividends declared per common share	$0.54	$0.53

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In millions of U.S. dollars, except share data)
(Unaudited)

	As of
	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$895	$1,087
Accounts and notes receivable, net of allowance of $27 and $18, respectively	593	547
Inventories, net	108	96
Prepaids and other current assets	90	86
Total current assets	1,686	1,816
Property and equipment, net of accumulated depreciation and amortization of $1,014 and $979, respectively	2,023	2,035
Operating lease assets, net	1,137	1,130
Intangible assets, net	11,451	11,417
Goodwill	6,050	6,006
Net investment in property leased to franchisees	82	80
Other assets, net	743	762
Total assets	$23,172	$23,246
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts and drafts payable	$637	$614
Other accrued liabilities	917	947
Gift card liability	169	221
Current portion of long-term debt and finance leases	105	96
Total current liabilities	1,828	1,878
Long-term debt, net of current portion	12,903	12,916
Finance leases, net of current portion	337	333
Operating lease liabilities, net of current portion	1,074	1,070
Other liabilities, net	1,689	1,822
Deferred income taxes, net	1,380	1,374
Total liabilities	19,211	19,393
Shareholders’ equity:
Common shares, no par value; unlimited shares authorized at March 31, 2022 and December 31, 2021; 308,684,403 shares issued and outstanding at March 31, 2022; 309,025,068 shares issued and outstanding at December 31, 2021	2,059	2,156
Retained earnings	804	791
Accumulated other comprehensive income (loss)	(573)	(710)
Total Restaurant Brands International Inc. shareholders’ equity	2,290	2,237
Noncontrolling interests	1,671	1,616
Total shareholders’ equity	3,961	3,853
Total liabilities and shareholders’ equity	$23,172	$23,246

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In millions of U.S. dollars)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net income	$270	$271
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	49	49
Amortization of deferred financing costs and debt issuance discount	7	7
(Income) loss from equity method investments	13	2
(Gain) loss on remeasurement of foreign denominated transactions	(21)	(43)
Net (gains) losses on derivatives	18	20
Share-based compensation and non-cash incentive compensation expense	27	26
Deferred income taxes	(16)	14
Other	9	(8)
Changes in current assets and liabilities, excluding acquisitions and dispositions:
Accounts and notes receivable	(46)	24
Inventories and prepaids and other current assets	(22)	(4)
Accounts and drafts payable	18	19
Other accrued liabilities and gift card liability	(91)	(117)
Tenant inducements paid to franchisees	(2)	—
Other long-term assets and liabilities	21	6
Net cash provided by operating activities	234	266
Cash flows from investing activities:
Payments for property and equipment	(10)	(15)
Net proceeds from disposal of assets, restaurant closures, and refranchisings	4	11
Settlement/sale of derivatives, net	3	2
Other investing activities, net	4	(5)
Net cash (used for) provided by investing activities	1	(7)
Cash flows from financing activities:
Proceeds from long-term debt	1	—
Repayments of long-term debt and finance leases	(21)	(27)
Payment of dividends on common shares and distributions on Partnership exchangeable units	(241)	(239)
Repurchase of common shares	(161)	—
Proceeds from stock option exercises	3	20
(Payments) proceeds from derivatives	(6)	(16)
Other financing activities, net	(1)	1
Net cash (used for) provided by financing activities	(426)	(261)
Effect of exchange rates on cash and cash equivalents	(1)	5
Increase (decrease) in cash and cash equivalents	(192)	3
Cash and cash equivalents at beginning of period	1,087	1,560
Cash and cash equivalents at end of period	$895	$1,563
Supplemental cash flow disclosures:
Interest paid	$75	$72
Income taxes paid	$42	$96

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Key Operating Metrics

We evaluate our restaurants and assess our business based on the following operating metrics.

System-wide sales growth refers to the percentage change in sales at all franchise restaurants and Company restaurants (referred to as system-wide sales) in one period from the same period in the prior year. Comparable sales refers to the percentage change in restaurant sales in one period from the same prior year period for restaurants that have been open for 13 months or longer for TH, BK and FHS and 17 months or longer for PLK. Additionally, if a restaurant is closed for a significant portion of a month, the restaurant is excluded from the monthly comparable sales calculation. System-wide sales growth and comparable sales are measured on a constant currency basis, which means that results exclude the effect of foreign currency translation ("FX Impact") and are calculated by translating prior year results at current year monthly average exchange rates. We analyze key operating metrics on a constant currency basis as this helps identify underlying business trends, without distortion from the effects of currency movements.

System-wide sales represent sales at all franchise restaurants and company-owned restaurants. We do not record franchise sales as revenues; however, our royalty revenues and advertising fund contributions are calculated based on a percentage of franchise sales.

Net restaurant growth refers to the net increase in restaurant count (openings, net of permanent closures) over a trailing twelve month period, divided by the restaurant count at the beginning of the trailing twelve month period.

These metrics are important indicators of the overall direction of our business, including trends in sales and the effectiveness of each brand’s marketing, operations and growth initiatives.

	Three Months Ended March 31,
KPIs by Market	2022	2021
	(Unaudited)
System-wide Sales Growth
TH - Canada	11.7%	(7.3)%
TH - Rest of World	19.4%	10.9%
TH - Global	12.9%	(4.9)%

BK - US	0.2%	4.7%
BK - Rest of World	31.2%	(0.6)%
BK - Global	16.5%	1.8%

PLK - US	0.6%	5.7%
PLK - Rest of World	31.6%	17.8%
PLK - Global	4.1%	7.0%

FHS - US (a)	6.7%	25.6%
FHS - Rest of World (a)	24.2%	72.2%
FHS - Global (a)	7.4%	27.0%

System-wide Sales (in US$ millions)
TH - Canada	$1,301	$1,165
TH - Rest of World	$255	$214
TH - Global	$1,556	$1,379

BK - US	$2,375	$2,369
BK - Rest of World	$3,443	$2,804
BK - Global	$5,818	$5,173

PLK - US	$1,184	$1,182
PLK - Rest of World	$199	$162
PLK - Global	$1,383	$1,344

FHS - US (a)	$260	$244
FHS - Rest of World (a)	$12	$10
FHS - Global (a)	$272	$254

Comparable Sales
TH - Canada	10.1%	(3.3)%
TH - Rest of World	(1.2)%	5.1%
TH - Global	8.4%	(2.3)%

BK - US	(0.5)%	6.6%
BK - Rest of World	20.1%	(4.6)%
BK - Global	10.3%	0.7%

PLK - US	(4.6)%	0.9%
PLK - Rest of World	9.2%	7.2%
PLK - Global	(3.0)%	1.5%

FHS - US (a)	4.5%	23.9%
FHS - Rest of World (a)	(3.5)%	32.2%
FHS - Global (a)	4.2%	24.2%

	As of
KPIs by Market	March 31, 2022	March 31, 2021
	(Unaudited)
Net Restaurant Growth
TH - Canada	(0.2)%	(1.7)%
TH - Rest of World	32.3%	14.0%
TH - Global	6.7%	1.3%

BK - US	(0.1)%	(2.8)%
BK - Rest of World	5.0%	0.4%
BK - Global	3.1%	(0.8)%

PLK - US	5.7%	5.6%
PLK - Rest of World	14.5%	2.4%
PLK - Global	7.9%	4.8%

FHS - US (a)	1.0%	1.0%
FHS - Rest of World (a)	22.0%	24.2%
FHS - Global (a)	1.8%	1.7%

Restaurant Count
TH - Canada	3,928	3,935
TH - Rest of World	1,392	1,052
TH - Global	5,320	4,987

BK - US	7,088	7,097
BK - Rest of World	12,178	11,594
BK - Global	19,266	18,691

PLK - US	2,784	2,633
PLK - Rest of World	987	862
PLK - Global	3,771	3,495

FHS - US (a)	1,169	1,157
FHS - Rest of World (a)	50	41
FHS - Global (a)	1,219	1,198

(a) 2021 Firehouse Subs figures are shown for informational purposes only, consistent with its fiscal calendar.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Supplemental Disclosure
(Unaudited)

General and Administrative Expenses

	Three Months Ended March 31,
(in US$ millions)	2022	2021
Segment G&A TH(1)	$29	$24
Segment G&A BK(1)	45	35
Segment G&A PLK(1)	15	14
Segment G&A FHS(1)	8	—
Share-based compensation and non-cash incentive compensation expense	27	26
Depreciation and amortization(2)	5	4
FHS Transaction costs	1	—
Corporate restructuring and tax advisory fees	3	1
General and administrative expenses	$133	$104

(1)Segment G&A includes segment general and administrative expenses and excludes share-based compensation and non-cash incentive compensation expense, depreciation and amortization, FHS Transaction costs and corporate restructuring and tax advisory fees.
(2)Segment depreciation and amortization reflects depreciation and amortization included in the respective segment cost of sales, franchise and property expenses and advertising expenses and other services. Depreciation and amortization included in general and administrative expenses reflects all other depreciation and amortization.

Other Operating Expenses (Income), net

	Three Months Ended March 31,
(in US$ millions)	2022	2021
Net losses (gains) on disposal of assets, restaurant closures, and refranchisings(3)	$2	$(2)
Litigation settlement (gains) and reserves, net	1	2
Net losses (gains) on foreign exchange(4)	(21)	(43)
Other, net	2	1
Other operating expenses (income), net	$(16)	$(42)

(3)Net losses (gains) on disposal of assets, restaurant closures, and refranchisings represent sales of properties and other costs related to restaurant closures and refranchisings. Gains and losses recognized in the current period may reflect certain costs related to closures and refranchisings that occurred in previous periods.

(4) Net losses (gains) on foreign exchange is primarily related to revaluation of foreign denominated assets and liabilities.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(Unaudited)

Below, we define the non-GAAP financial measures, provide a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), and discuss the reasons why we believe this information is useful to management and may be useful to investors. These measures do not have standardized meanings under GAAP and may differ from similarly captioned measures of other companies in our industry.

Non-GAAP Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, RBI reports the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, LTM Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings per Share (“Adjusted Diluted EPS”), Organic revenue growth, Organic Adjusted EBITDA growth, Free Cash Flow, LTM Free Cash Flow and Net Leverage. We believe that these non-GAAP measures are useful to investors in assessing our operating performance or liquidity, as it provides them with the same tools that management uses to evaluate our performance or liquidity and is responsive to questions we receive from both investors and analysts. By disclosing these non-GAAP measures, we intend to provide investors with a consistent comparison of our operating results and trends for the periods presented.

EBITDA is defined as earnings (net income or loss) before interest expense, net, (gain) loss on early extinguishment of debt, income tax (benefit) expense, and depreciation and amortization and is used by management to measure operating performance of the business. Adjusted EBITDA is defined as EBITDA excluding (i) the non-cash impact of share-based compensation and non-cash incentive compensation expense, (ii) (income) loss from equity method investments, net of cash distributions received from equity method investments, (iii) other operating expenses (income), net, and (iv) income or expense from non-recurring projects and non-operating activities. For the periods referenced, this included non-recurring fees and expenses incurred in connection with the Firehouse Subs acquisition consisting of professional fees, compensation related expenses and integration costs as well as costs from professional advisory and consulting services associated with certain transformational corporate restructuring initiatives that rationalize our structure and optimize cash movements, including services related to significant tax reform legislation, regulations and related restructuring initiatives. Management believes that these types of expenses are either not related to our underlying profitability drivers or not likely to re-occur in the foreseeable future and the varied timing, size and nature of these projects may cause volatility in our results unrelated to the performance of our core business that does not reflect trends of our core operations. Adjusted EBITDA is used by management to measure operating performance of the business, excluding these non-cash and other specifically identified items that management believes are not relevant to management’s assessment of our operating performance. Adjusted EBITDA, as defined above, also represents our measure of segment income for each of our four operating segments.

LTM Adjusted EBITDA is defined as Adjusted EBITDA for the last twelve month period to the date reported. See reconciliation of LTM Adjusted EBITDA in the following pages.

Adjusted Net Income is defined as net income excluding (i) franchise agreement amortization as a result of acquisition accounting, (ii) amortization of deferred financing costs and debt issuance discount, (iii) loss on early extinguishment of debt and interest expense, which represents non-cash interest expense related to losses reclassified from accumulated comprehensive income (loss) into interest expense in connection with interest rate swaps de-designated in May 2015, November 2019 and September 2021, (iv) (income) loss from equity method investments, net of cash distributions received from equity method investments, (v) other operating expenses (income), net, and (vi) income or expense from non-recurring projects and non-operating activities (as described above).

Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the weighted average diluted shares outstanding of RBI during the reporting period. Adjusted Net Income and Adjusted Diluted EPS are used by management to evaluate the operating performance of the business, excluding certain non-cash and other specifically identified items that management believes are not relevant to management’s assessment of operating performance or the performance of an acquired business.

Net Leverage is defined as net debt (total debt less cash and cash equivalents) divided by Adjusted EBITDA. Net Leverage is a performance measure that we believe provides investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.

Revenue growth and Adjusted EBITDA growth, on an organic basis, are non-GAAP measures that exclude the impact of FX movements and also exclude the results of Firehouse Subs for the first four full fiscal quarters following the acquisition. Management believes that organic growth is an important metric for measuring the operating performance of our business as it helps identify underlying business trends, without distortion from the effects of FX movements and the Firehouse Subs acquisition. We calculate the impact of FX movements by translating prior year results at current year monthly average exchange rates.

Free Cash Flow is the total of Net cash provided by operating activities minus Payments for property and equipment. Free Cash Flow is a liquidity measure used by management as one factor in determining the amount of cash that is available for working capital needs or other uses of cash, however, it does not represent residual cash flows available for discretionary expenditures. LTM Free Cash Flow is defined as Free Cash Flow for the last twelve month period to the date reported.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Organic Growth in Revenue and Adjusted EBITDA
(Unaudited)

	Three Months Ended March 31,		Variance		FHS Impact	Impact of FX Movements	Organic Growth
(in US$ millions)	2022	2021	$	%	$	$	$	%
Revenue
TH	$829	$710	$119	16.8%	$—	$—	$119	16.9%
BK	$443	$407	$36	9.0%	$—	$(8)	$44	11.0%
PLK	$148	$143	$5	3.5%	$—	$—	$5	3.7%
FHS	$31	$—	$31	NM	$31	$—	$—	—%
Total Revenues	$1,451	$1,260	$191	15.2%	$31	$(8)	$168	13.5%
Adjusted EBITDA
TH	$231	$207	$24	11.7%	$—	$—	$24	11.8%
BK	$229	$217	$12	5.5%	$—	$(7)	$19	8.8%
PLK	$56	$56	$—	0.3%	$—	$—	$—	0.9%
FHS	$14	$—	$14	NM	$14	$—	$—	—%
Adjusted EBITDA	$530	$480	$50	10.4%	$14	$(7)	$43	9.2%

Note: Percentage changes may not recalculate due to rounding.
NM - not meaningful

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of EBITDA and Adjusted EBITDA to Net Income
(Unaudited)

	Three Months Ended March 31,
(in US$ millions)	2022	2021
Segment income:
TH	$231	$207
BK	229	217
PLK	56	56
FHS	14	—
Adjusted EBITDA	530	480
Share-based compensation and non-cash incentive compensation expense(1)	27	26
FHS Transaction costs(2)	1	—
Corporate restructuring and tax advisory fees(3)	3	1
Impact of equity method investments(4)	16	4
Other operating expenses (income), net	(16)	(42)
EBITDA	499	491
Depreciation and amortization	49	49
Income from operations	450	442
Interest expense, net	127	124
Income tax expense(5)	53	47
Net income	$270	$271
RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted EPS
(Unaudited)

	Three Months Ended March 31,
(in US$ millions, except per share data)	2022	2021
Net income	$270	$271
Income tax expense(5)	53	47
Income before income taxes	323	318
Adjustments:
Franchise agreement amortization	8	8
Amortization of deferred financing costs and debt issuance discount	7	7
Interest expense and loss on extinguished debt(6)	16	8
FHS Transaction costs(2)	1	—
Corporate restructuring and tax advisory fees(3)	3	1
Impact of equity method investments(4)	16	4
Other operating expenses (income), net	(16)	(42)
Total adjustments	35	(14)
Adjusted income before income taxes	358	304
Adjusted income tax expense(5)(7)	63	47
Adjusted net income	$295	$257
Adjusted diluted earnings per share	$0.64	$0.55
Weighted average diluted shares outstanding	458	465

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Net Leverage and Reconciliation of Free Cash Flow
(Unaudited)

	As of
(in US$ millions, except ratio)	March 31, 2022	March 31, 2021
Long-term debt, net of current portion	$12,903	$12,386
Finance leases, net of current portion	337	318
Current portion of long-term debt and finance leases	105	112
Unamortized deferred financing costs and deferred issue discount	131	148
Total debt	13,476	12,964

Cash and cash equivalents	895	1,563
Net debt	12,581	11,401
LTM adjusted EBITDA	2,298	1,900
Net leverage	5.5x	6.0x

	Three Months Ended March 31,			Twelve Months Ended December 31,		Twelve Months Ended March 31,
(in US$ millions)	2022	2021	2020	2021	2020	2022	2021
Calculation:	A	B	C	D	E	A + D - B	B + E - C
Net cash provided by operating activities	$234	$266	$136	$1,726	$921	$1,694	$1,051
Payments for property and equipment	(10)	(15)	(19)	(106)	(117)	(101)	(113)
Free Cash flow	$224	$251	$117	$1,620	$804	$1,593	$938

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of EBITDA and Adjusted EBITDA to Net Income
(Unaudited)

	Three Months Ended March 31,			Twelve Months Ended December 31,		Twelve Months Ended March 31,
(in US$ millions)	2022	2021	2020	2021	2020	2022	2021
Calculation:	A	B	C	D	E	A + D - B	B + E - C
Segment income:
TH	$231	$207	$189	$997	$823	$1,021	$841
BK	229	217	200	1,021	823	1,033	840
PLK	56	56	55	228	218	228	219
FHS	14	—	—	2	—	16	—
Adjusted EBITDA	530	480	444	2,248	1,864	2,298	1,900
Share-based compensation and non-cash incentive compensation expense(1)	27	26	21	102	84	103	89
FHS Transaction costs(2)	1	—	—	18	—	19	—
Corporate restructuring and tax advisory fees(3)	3	1	1	16	16	18	16
Impact of equity method investments(4)	16	4	4	25	48	37	48
Other operating expenses (income), net	(16)	(42)	(16)	7	105	33	79
EBITDA	499	491	434	2,080	1,611	2,088	1,668
Depreciation and amortization	49	49	45	201	189	201	193
Income from operations	450	442	389	1,879	1,422	1,887	1,475
Interest expense, net	127	124	119	505	508	508	513
Loss on early extinguishment of debt	—	—	—	11	98	11	98
Income tax expense(5)	53	47	46	110	66	116	67
Net income	$270	$271	$224	$1,253	$750	$1,252	$797

Non-GAAP Financial Measures
Footnotes to Reconciliation Tables

(1)Represents share-based compensation expense associated with equity awards for the periods indicated; also includes the portion of annual non-cash incentive compensation expense that eligible employees elected to receive or are expected to elect to receive as common equity in lieu of their 2021 and 2022 cash bonus, respectively.

(2)In connection with the acquisition of Firehouse Subs, we incurred certain non-recurring general and administrative expenses during the three months ended March 31, 2022, primarily consisting of professional fees, compensation related expenses and integration costs.

(3)Costs arising primarily from professional advisory and consulting services associated with certain transformational corporate restructuring initiatives that rationalize our structure and optimize cash movements, including services related to significant tax reform legislation, regulations and related restructuring initiatives.

(4)Represents (i) (income) loss from equity method investments and (ii) cash distributions received from our equity method investments. Cash distributions received from our equity method investments is included in segment income.

(5)The effective tax rate was reduced by 0.1% for the three months ended March 31, 2022 and our adjusted effective tax rate was reduced by 0.1% for the three months ended March 31, 2022 as a result of excess tax benefits from equity-based compensation. The effective tax rate was reduced by 2.1% for the three months ended March 31, 2021 and our adjusted effective tax rate was reduced by 2.2% for the three months ended March 31, 2021 as a result of excess tax benefits from equity-based compensation.

(6)Represents loss on early extinguishment of debt and interest expense. Interest expense included in this amount represents non-cash interest expense related to losses reclassified from accumulated comprehensive income (loss) into interest expense in connection with interest rate swaps de-designated in May 2015, November 2019 and September 2021.

(7)Adjusted income tax expense includes the tax impact of the non-GAAP adjustments and is calculated using our statutory tax rate in the jurisdiction in which the costs were incurred.

Below are the RBI consolidated and BK segment quarterly results for 2021 adjusted for the reclassification of technology revenues from Franchise and property revenues to Advertising revenues and other services and technology expenses from General and administrative expenses to Advertising expenses and other services.

RBI Consolidated Results	Three Months Ended
(in US$ millions)	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021
	(Unaudited)
Revenues:
Sales	$507	$590	$621	$660
Franchise and Property Revenues (a)	548	612	635	648
Advertising Revenues and Other Services (a)	205	236	239	238
Total Revenues	1,260	1,438	1,495	1,546
Operating costs and expenses:
Cost of Sales	401	467	490	532
Franchise and Property Expenses	116	121	121	131
Advertising Expenses and Other Services (b)	237	243	245	261
General and Administrative Expenses (b)	104	108	115	157
(Income) Loss from Equity Method Investments	2	3	7	(8)
Other Operating Expenses (Income), net	(42)	8	(16)	57
Total Operating Costs and Expenses	818	950	962	1,130
Income from Operations	442	488	533	416
Interest Expense, net	124	126	128	127
Loss on Early Extinguishment of Debt	—	—	11	—
Income before Income Taxes	318	362	394	289
Income Tax Expense (Benefit)	47	(29)	65	27
Net Income	$271	$391	$329	$262
(a) Reflects reclassification of technology revenues from Franchise and property revenues to Advertising revenues and other services of $2 million for the three months ended June 30, 2021, $4 million for the three months ended September 30, 2021 and $3 million for the three months ended December 31, 2021. There were no related reclassifications during the three months ended March 31, 2021.
(b) Reflects reclassification of technology expenses from General and administrative expenses (Segment G&A for BK segment results) to Advertising expenses and other services of $1 million for the three months ended March 31, 2021, $5 million for the three months ended June 30, 2021, $8 million for the three months ended September 30, 2021 and $10 million for the three months ended December 31, 2021.

BK Segment Results	Three Months Ended
(in US$ millions)	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021
	(Unaudited)
Sales	$16	$17	$16	$15
Franchise and Property Revenues (a)	$289	$322	$333	$348
Advertising Revenues and Other Services (a)	$102	$120	$118	$117
Total Revenues	$407	$459	$467	$480

Cost of Sales	$16	$17	$16	$17
Franchise and Property Expenses	$33	$33	$34	$42
Advertising Expenses and Other Services (b)	$118	$115	$118	$123
Segment G&A (b)	$35	$40	$39	$47
Segment Depreciation and Amortization	$12	$12	$12	$12
Adjusted EBITDA	$217	$266	$272	$266